                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Hercules Incorporated (the "Company") on Form 10-Q for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William
H. Joyce, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) Except as set forth below, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Pursuant to Securities and Exchange Commission Regulation S-X, Rule 3-10, the Company is required to provide condensed consolidating financial information on the Company and its subsidiaries in a prescribed format in all periodic reports filed with the SEC. The preparation of the condensed consolidating financial information is a complex process requiring substantial internal and external resources and the information necessary to present all of the required disclosures was not available in time to be included in the Report. The Company has made substantial progress in the preparation of the required condensed consolidating financial information and intends to file a Form 10-Q/A, which will include this information, as soon as it is finalized.


/s/ William H. Joyce
-----------------------
William H. Joyce
Chief Executive Officer
November 14, 2002